                                                                   Exhibit 99.2


                                    CONSENT

     The undersigned hereby consents to his nomination to serve as a Director of Pacific Community Banking Group, a California corporation, and to all references to him and to his professional history, including but not limited to his biography in the prospectus that is included or made a part of this Registration Statement on Form S-1 filed with the Securities and Exchange Commission, and any amendment thereto.

Dated as of ______________, 1999

                                              /s/
                                              --------------------------
                                              By: N. Douglas Mills